Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	PEP TG INVESTMENTS GP LLC
Address of Joint Filer:	c/o Providence Equity Partners L.L.C.
50 Kennedy Plaza, 18th Floor
Providence, RI 02903

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Callaway Golf Company [ELY]

Date of Event
Requiring Statement (Month/Day/Year):	November 15, 2021

Designated Filer:	PEP TG Investments LP

Signature:

PEP TG INVESTMENTS GP LLC

By:	/s/ Michael Dominguez
Name: Michael Dominguez
Title: Authorized Signatory

Date: November 17, 2021

Name of Joint Filer:	MICHAEL DOMINGUEZ
Address of Joint Filer:	c/o Providence Equity Partners L.L.C.
50 Kennedy Plaza, 18th Floor
Providence, RI 02903

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Callaway Golf Company [ELY]

Date of Event
Requiring Statement (Month/Day/Year):	November 15, 2021

Designated Filer:	PEP TG Investments LP

Signature:

MICHAEL DOMINGUEZ

/s/ Michael Dominguez

Date: November 17, 2021